UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): July 8, 2025

Conifer Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 West Big Beaver, Suite 319

Troy, MI 48084

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 559-0840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CNFR	The Nasdaq Stock Market LLC
9.75% Senior Notes due 2028	CNFRZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)
Dismissal of Independent Registered Public Accounting Firm.

On July 8, 2025, the Audit Committee of the Board of Directors (the “Audit Committee”) of Conifer Holdings, Inc.

(the “Company”) dismissed Plante & Moran, PLLC ("Plante Moran") as the Company’s independent registered public accounting firm effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023 and during the subsequent interim period from January 1, 2025 through July 8, 2025, (i) there were no disagreements with Plante Moran on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Plante Moran's satisfaction, would have caused Plante Moran to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that during the quarter ended September 30, 2024, a material weakness related to accounting and disclosure for complex, non-routine transactions which specifically related to the disposal of the Company’s agency business was identified. The material weakness in internal control over financial reporting was significantly impacted by the size and scope of the Company’s accounting and finance function which was further reduced during the quarter as a result of the disposal of the Company’s agency business. Management’s enhancements to the control environment, which were implemented in the fourth quarter of 2024, were determined by management to have remediated the material weakness. The Audit Committee discussed the material weaknesses with Plante Moran. The Company has authorized Plante Moran to respond fully to inquiries of Grant Thornton, LLP concerning the material weaknesses.

The audit reports of Plante Moran on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Plante Moran with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Plante Moran furnish it with a letter addressed to the SEC stating whether it agrees with the above statements in Item 4.01(a). A copy of Plante Moran's letter, dated July 11, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

On July 8, 2025, the Audit Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as its new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and for the subsequent interim period through July 8, 2025, neither the Company nor anyone on its behalf consulted Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the instruction thereto or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits. (d) Exhibits
Exhibit 16.1	Letter from Plante & Moran, PLLC, dated July 11, 2025, to the Securities and Exchange Commission
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conifer Holdings Inc.

Date: July 11, 2025	By:	/s/ BRIAN J. RONEY
Brian J. Roney
Chief Executive Officer